Exhibit 99.1

CABOT CORP REPORTS SECOND QUARTER FISCAL 2024 RESULTS

Diluted earnings per share (“EPS”) of $1.49 and Adjusted EPS of $1.78

BOSTON (May 6, 2024)-- Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2024.

Key Highlights

•
Diluted EPS of $1.49 and adjusted EPS of $1.78, which represents a 34% increase in Adjusted EPS as compared to the same quarter in the prior year
•
Reinforcement Materials segment EBIT of $149 million; up 22% compared to the same quarter in the prior year
•
Performance Chemicals segment EBIT of $31 million; up 11% compared to the same quarter in the prior year
•
Cash Flows from Operations of $176 million in the second fiscal quarter supported the return of $47 million of cash to shareholders in the quarter
•
Increased quarterly dividend by 8% from $0.40 to $0.43 per share

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	3/31/24	3/31/23	3/31/24	3/31/23
Net sales and other operating revenues	$1,019	$1,033	$1,977	$1,998
Net income (loss) attributable to Cabot Corporation	$84	$75	$134	$129

Net income (loss) per share attributable to Cabot Corporation	$1.49	$1.29	$2.37	$2.23
Less: Certain items after tax per share	$(0.29)	$(0.04)	$(0.96)	$(0.08)
Adjusted EPS	$1.78	$1.33	$3.33	$2.31

Sean Keohane, Cabot President and Chief Executive Officer, commented on the quarter, “I am very pleased with our second quarter results, as the Cabot team continued to execute against our Creating for Tomorrow strategy by delivering significant growth in Adjusted EPS year-over-year. Reinforcement Materials continued to demonstrate excellent performance, delivering EBIT of $149 million driven by price and product mix improvements in our calendar 2024 customer agreements and higher segment volumes. EBIT in the Performance Chemicals segment grew 11% year over year due to improved volumes.”

Keohane continued, “During the second quarter, we delivered operating cash flow of $176 million and returned $47 million of cash to our shareholders through $23 million in dividends and $24 million in share repurchases. In addition, today we announced an 8% increase to our quarterly dividend, which reflects our confidence in the strength of our cash flows and long-term growth outlook for our businesses. Our balance sheet remained strong with approximately $1.3 billion of liquidity as of quarter end.”

Financial Detail

For the second quarter of fiscal 2024, net income attributable to Cabot Corporation was $84 million ($1.49 per common share). Net income reflects an after-tax per share charge from certain items of $0.29. Adjusted EPS for the second quarter of fiscal 2024 was $1.78 per share.

Segment Results

Reinforcement Materials – Second quarter fiscal 2024 EBIT in Reinforcement Materials increased by $27 million compared to the second quarter of fiscal 2023. The increase in EBIT was principally driven by improved unit margins from higher pricing and improved product mix in our calendar year 2024 customer agreements and by higher volumes in Asia and Europe.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2024 as compared to the same quarter of the prior year are set forth in the table below:

Second Quarter
Year-over-Year Change
Global Reinforcement Materials Volumes	6%
Asia	21%
Europe, Middle East, Africa	4%
Americas	(8%)

Performance Chemicals – Second quarter fiscal 2024 EBIT in Performance Chemicals increased by $3 million compared to the second quarter of fiscal 2023 primarily due to 6% higher volumes. Higher volumes were driven primarily by increases in the specialty carbons and specialty compounds product lines.

Cash Performance – The Company ended the second quarter of fiscal 2024 with a cash balance of $206 million. During the second quarter of fiscal 2024, cash flows from operating activities were a source of $176 million. Capital expenditures for the second quarter of fiscal 2024 were $43 million. Additional uses of cash during the second quarter included $23 million for the payment of dividends and $24 million for share repurchases.

Taxes – During the second quarter of fiscal 2024, the Company recorded a tax expense of $47 million with an effective tax rate of 33%. This tax expense reflected a $4 million net expense for non-GAAP tax adjustments. The operating tax rate in the second quarter of fiscal 2024 was 28%. Our operating tax rate for fiscal 2024 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Given the strong year-to-date results and our expectations for the second half of fiscal 2024, we are raising our Adjusted EPS guidance range for the fiscal year to $6.65 to $6.85 from our previously communicated range of $6.30 to $6.80. This updated guidance range reflects an increase of $0.20 at the midpoint. Reinforcement Materials continues to deliver exceptional results and we are seeing some encouraging demand signals in Performance Chemicals.”

Keohane continued, “Our outlook for operating cash flow also remains strong, which would enable us to continue investing in strategic growth projects and to continue returning robust levels of cash to shareholders. As noted earlier, we increased our dividend today by 8% and we expect to continue to opportunistically repurchase shares. I am confident in our strategy and execution capability and our expectation to achieve the three-year consolidated financial objectives that we outlined at our December 2021 investor day.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, May 7, 2024. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2024, including our expectations for adjusted earnings per share and the expected performance of our business segments for the remainder of fiscal 2024, our expectations for operating cash flow and our uses of such cash, our expected performance against the financial performance objectives we outlined at our Investor Day in December 2021, our expectations for the long-term growth outlook for our business, and our expected operating tax rate for fiscal 2024 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls and fluctuations in foreign currency rates such as the recent currency movements in Argentina; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2023, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
•
Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
•
Benefit from the settlement of a royalty arrangement entered into in connection with the divestiture of our former Specialty Fluids business.
•
Gains (losses) on sale of a business.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
•
Gain associated with the bargain purchase of a business.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)	Three Months Ended March 31		Six Months Ended March 31
	2024	2023	2024	2023

Net sales and other operating revenues	$1,019	$1,033	$1,977	$1,998
Cost of sales	773	823	1,513	1,607
Gross profit	246	210	464	391
Selling and administrative expenses	75	66	142	126
Research and technical expenses	15	15	30	28
Loss on sale of business	—	—	—	3
Income (loss) from operations	156	129	292	234
Other income (expense)
Interest and dividend income	8	9	17	15
Interest expense	(21)	(23)	(43)	(45)
Other income (expense)	(1)	(5)	(30)	(10)
Total other income (expense)	(14)	(19)	(56)	(40)
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	142	110	236	194
(Provision) benefit for income taxes	(47)	(29)	(81)	(49)
Equity in earnings of affiliated companies, net of tax	2	1	3	3
Net income (loss)	97	82	158	148
Net income (loss) attributable to noncontrolling interests, net of tax	13	7	24	19
Net income (loss) attributable to Cabot Corporation	$84	$75	$134	$129

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.49	$1.29	$2.37	$2.23
Diluted weighted average common shares outstanding	55.8	56.8	55.8	56.7

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

(In millions, except per share amounts)	Three Months Ended March 31		Six Months Ended March 31
	2024	2023	2024	2023

Sales
Reinforcement Materials	$676	$672	$1,317	$1,315
Performance Chemicals	311	326	596	612
Segment Sales	987	998	1,913	1,927
Unallocated and other (A)	32	35	64	71
Net sales and other operating revenues	$1,019	$1,033	$1,977	$1,998
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$149	$122	$278	$216
Performance Chemicals	31	28	65	57
Total Segment Earnings Before Interest and Taxes	180	150	343	273
Unallocated and Other
Interest expense	(21)	(23)	(43)	(45)
Certain Items (C)	(12)	(2)	(54)	(6)
Unallocated Corporate Costs	(18)	(16)	(35)	(31)
General unallocated income (expense) (D)	15	2	28	6
Less: Equity in earnings of affiliated companies, net of tax	2	1	3	3
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	142	110	236	194
(Provision) benefit for income taxes (including tax certain items)	(47)	(29)	(81)	(49)
Equity in earnings of affiliated companies, net of tax	2	1	3	3
Net income (loss)	97	82	158	148
Net income (loss) attributable to noncontrolling interests, net of tax	13	7	24	19
Net income (loss) attributable to Cabot Corporation	$84	$75	$134	$129

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.49	$1.29	$2.37	$2.23
Adjusted earnings (loss) per share (E)	$1.78	$1.33	$3.33	$2.31
Diluted weighted average common shares outstanding	55.8	56.8	55.8	56.7

(A) Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C) Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

Dollars in millions (unaudited)	March 31, 2024	September 30, 2023

Current assets:
Cash and cash equivalents	$206	$238
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $2	744	695
Inventories:
Raw materials	127	148
Finished goods	354	374
Other	70	63
Total inventories	551	585
Prepaid expenses and other current assets	104	108
Total current assets	1,605	1,626
Property, plant and equipment	3,909	3,827
Accumulated depreciation	(2,482)	(2,415)
Net property, plant and equipment	1,427	1,412
Goodwill	137	134
Equity affiliates	22	20
Intangible assets, net	59	60
Deferred income taxes	163	180
Other assets	183	172
Total assets	$3,596	$3,604

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

Dollars in millions (unaudited)	March 31, 2024	September 30, 2023

Current liabilities:
Short-term borrowings	$88	$174
Accounts payable and accrued liabilities	587	600
Income taxes payable	35	40
Current portion of long-term debt	8	8
Total current liablities	718	822

Long-term debt	1,088	1,094
Deferred income taxes	38	50
Other liabilities	245	231
Stockholders' Equity
Preferred stock:	—	—
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 55,391,349 and 55,379,636 shares Outstanding: 55,258,040 and 55,243,804 shares	55	55
Less cost of 133,309 and 135,832 shares of common treasury stock	(3)	(3)
Additional paid-in capital	—	—
Retained earnings	1,632	1,574
Accumulated other comprehensive income (loss)	(317)	(362)
Total Cabot Corporation stockholders' equity	1,367	1,264
Noncontrolling interests	140	143
Total stockholders' equity	1,507	1,407
Total liabilities and stockholders' equity	$3,596	$3,604

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

Dollars in millions, except per share amounts (unaudited)	Fiscal 2023					Fiscal 2024
	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$643	$672	$624	$624	$2,563	$641	$676	$—	$—	$1,317
Performance Chemicals	286	326	307	306	1,225	285	311	—	—	596
Segment Sales	929	998	931	930	3,788	926	987	—	—	1,913
Unallocated and other (A)	36	35	37	35	143	32	32	—	—	64
Net sales and other operating revenues	$965	$1,033	$968	$965	$3,931	$958	$1,019	$—	$—	$1,977
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$94	$122	$132	$134	$482	$129	$149	$—	$—	$278
Performance Chemicals	29	28	32	36	125	34	31	—	—	65
Total Segment Earnings Before Interest and Taxes	123	150	164	170	607	163	180	—	—	343
Unallocated and Other
Interest expense	(22)	(23)	(24)	(21)	(90)	(22)	(21)	—	—	(43)
Certain Items (C)	(4)	(2)	(1)	(22)	(29)	(42)	(12)	—	—	(54)
Unallocated Corporate Costs	(15)	(16)	(11)	(12)	(54)	(17)	(18)	—	—	(35)
General unallocated income (expense) (D)	4	2	3	13	22	13	15	—	—	28
Less: Equity in earnings of affiliated companies, net of tax	2	1	1	1	5	1	2	—	—	3
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	84	110	130	127	451	94	142	—	—	236
(Provision) benefit for income taxes (including tax certain items)	(20)	(29)	(41)	118	28	(34)	(47)	—	—	(81)
Equity in earnings of affiliated companies, net of tax	2	1	1	1	5	1	2	—	—	3
Net income (loss)	66	82	90	246	484	61	97	—	—	158
Net income (loss) attributable to noncontrolling interests, net of tax	12	7	8	12	39	11	13	—	—	24
Net income (loss) attributable to Cabot Corporation	$54	$75	$82	$234	$445	$50	$84	$—	$—	$134

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73	$0.88	$1.49	$—	$—	$2.37
Adjusted earnings (loss) per share (E)	$0.98	$1.33	$1.42	$1.65	$5.38	$1.56	$1.78	$—	$—	$3.33
Diluted weighted average common shares outstanding	56.7	56.8	56.5	56.1	56.5	55.8	55.8	—	—	55.8

(A) Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C) Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Dollars in million (unaudited)	Three Months Ended March 31		Six Months Ended March 31
	2024	2023	2024	2023

Cash Flows from Operating Activities:
Net income (loss)	$97	$82	$158	$148
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	37	36	78	71
Other non-cash charges (gains), net	22	4	71	6
Cash dividends received from equity affiliates	—	—	1	2
Changes in assets and liabilities:
Changes in net working capital (A)	21	59	(25)	25
Changes in other assets and liabilities, net	(1)	(19)	(2)	(38)
Cash provided by (used in) operating activities	176	162	281	214
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(43)	(51)	(97)	(86)
Proceeds from sale of business	—	—	—	6
Other investing activities, net	2	4	2	16
Cash provided by (used in) investing activities	(41)	(47)	(95)	(64)
Cash Flows from Financing Activities:
Change in debt, net	(125)	(55)	(94)	(98)
Cash dividends paid to common stockholders	(23)	(21)	(45)	(42)
Other financing activities, net	(18)	(42)	(56)	(70)
Cash provided by (used in) financing activities	(166)	(118)	(195)	(210)
Effect of exchange rate changes on cash	(7)	18	(23)	59
Increase (decrease) in cash and cash equivalents	(38)	15	(32)	(1)
Cash and cash equivalents at beginning of period	244	190	238	206
Cash and cash equivalents at end of period	$206	$205	$206	$205

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Dollars in millions, except per share amounts (unaudited)	Three Months Ended March 31		Six Months Ended March 31
	2024	2023	2024	2023

Certain items before and after income taxes
Argentina controlled currency devaluation loss and other losses	$(8)	$—	$(41)	$—
Global restructuring activities	(3)	—	(12)	—
Legal and environmental matters and reserves	(1)	(1)	(1)	(2)
Gain on sale of land	—	—	—	1
Loss on sale of business and asset impairment charge	—	—	—	(3)
Acquisition and integration-related charges	—	—	—	(1)
Other Certain Items	—	(1)	—	(1)
Total certain items, pre-tax	(12)	(2)	(54)	(6)

Non-GAAP tax adjustments (A)	(4)	—	—	1
Total certain items after tax	$(16)	$(2)	$(54)	$(5)
Total certain items after tax per share	$(0.29)	$(0.04)	$(0.96)	$(0.08)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Dollars in millions, Pre-Tax (unaudited)	Three Months Ended March 31		Six Months Ended March 31
	2024	2023	2024	2023

Statement of Operations Line Item (B)
Cost of sales	$3	$(1)	$12	$(3)
Selling and administrative expenses	1	(1)	1	—
Other income (expense)	8	—	41	—
Loss on sale of business	—	—	—	(3)
Total certain items	$12	$(2)	$54	$(6)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three Months Ended March 31	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(47)	33%	$(29)	26%
Less: Non-GAAP tax adjustments(A)	(4)		—
Operating tax rate (C) (D)	$(43)	28%	$(29)	25%

Six Months Ended March 31	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(81)	34%	$(49)	25%
Less: Non-GAAP tax adjustments(A)	—		1
Operating tax rate (C) (D)	$(81)	28%	$(50)	25%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2024 and FISCAL 2023
	Fiscal 2024 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$—	$—	$2.37
Less: Certain items after tax per share	(0.68)	(0.29)	—	—	(0.96)
Adjusted earnings (loss) per share	$1.56	$1.78	$—	$—	$3.33

	Fiscal 2023 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

(A) Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B) This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.

(C) The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D) Our operating tax rate for fiscal 2024 is expected to be in the range of 27% to 29%

(E) Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2024 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$—	$—	$2.37
Less: Certain items after tax per share	(0.68)	(0.29)	—	—	(0.96)
Adjusted earnings (loss) per share	$1.56	$1.78	$—	$—	$3.33

	Fiscal 2023 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	$(0.05)	$(0.04)	$0.01	$2.45	$2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

(A) Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2024
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$50	$84	$—	$—	$134
Net income (loss) attributable to noncontrolling interests	11	13	—	—	24
Equity in earnings of affiliated companies, net of tax	(1)	(2)	—	—	(3)
Provision (benefit) for income taxes	34	47	—	—	81
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$94	$142	$—	$—	$236
Interest expense	22	21	—	—	43
Certain items	42	12	—	—	54
Unallocated corporate costs	17	18	—	—	35
General unallocated (income) expense	(13)	(15)	—	—	(28)
Less: Equity in earnings of affiliated companies	(1)	(2)	—	—	(3)
Total Segment EBIT	$163	$180	$—	$—	$343
Depreciation and amortization excluding corporate depreciation	35	37	—	—	72
Total Segment EBITDA	$198	$217	$—	$—	$415
Less: Unallocated corporate costs before corporate depreciation	17	18	—	—	35
Adjusted EBITDA	$181	$199	$—	$—	$380

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reinforcement Materials EBIT	$129	$149	$—	$—	$278
Reinforcement Materials Depreciation and amortization	17	17	—	—	34
Reinforcement Materials EBITDA	$146	$166	$—	$—	$312
Reinforcement Materials Sales	$641	$676	$—	$—	$1,317
Reinforcement Materials EBITDA Margin	23%	25%	—%	—%	24%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Performance Chemicals EBIT	$34	$31	$—	$—	$65
Performance Chemicals Depreciation and amortization	18	20	—	—	38
Performance Chemicals EBITDA	$52	$51	$—	$—	$103
Performance Chemicals Sales	$285	$311	$—	$—	$596
Performance Chemicals EBITDA Margin	18%	16%	—%	—%	17%

Dollars in millions	Fiscal 2024
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Cash provided by (used in) operating activities (B)	$105	$176	$—	$—	$281
Less: Additions to property, plant and equipment	54	43	—	—	97
Free cash flow	$51	$133	$—	$—	$184
Plus: Additions to property, plant and equipment	54	43	—	—	97
Less: Changes in net working capital (C)	(46)	21	—	—	(25)
Less: Sustaining and compliance capital expenditures	33	27	—	—	60
Discretionary free cash flow	$118	$128	$—	$—	$246

(B) As provided in the Condensed Consolidated Statements of Cash Flows.

(C) Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.

Contacts

Steve Delahunt

(617) 342-6255